FALCONRIDGEOIL

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-6551
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

March 15, 2015

RE: FROT Stock Issuance

In accordance with the agreement between Falconridge Oil Technologies, Corp., a Nevada corporation (the "Falconridge") and Empire State Financial, Inc. ("Empire"):

Empire will receive the following:

- Regarding Iconic financial closed Feb 20, 2015
- 4% of gross financing amount ($165,000 USD)
- Close Price of $.24
- Share issuance - 27,500 shares

FALCONRIDGE OIL TECHNOLOGIES, CORP.

By: ______________________
Name: Mark Pellicane
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Empire State Financial, Inc.

By: ______________________

Name: Bryan Glass

Title: President